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                                                                       Exhibit 5

                             OPINION OF ROPES & GRAY


                                December 17, 1999




Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts  02139

Ladies and Gentlemen:

       This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering the offering and possible future sale by certain holders of 100,426 shares of common stock, $0.01 par value (the "Shares") of Forrester Research, Inc. (the "Company").

       We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. We have assumed the genuineness and authenticity of all documents submitted to us as originals of all documents submitted to us as copies.

       We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

       Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid and nonassessable.

       We understand that this opinion is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Opinions."




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       This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                     Very truly yours,


                                                     /s/ Ropes & Gray

                                                     Ropes & Gray








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